UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2009

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2008, we entered into an asset purchase agreement with Adaptec, Inc. pursuant to which we acquired the SNAP Server NAS business of Adaptec. At the closing, we paid Adaptec $2.1 million in cash, and executed and delivered to Adaptec a secured promissory note in the original principal amount of $1.4 million.

Effective May 20, 2009, the payment terms of such promissory note were amended. The terms of the promissory note as initially issued required principal and accrued and unpaid interest be paid in one installment on June 27, 2009. As amended, the total amount will be payable over the next 11 months. The payment schedule takes into account all adjustments and offsets to the original principal amount and all accrued and unpaid interest through June 27, 2009, and no additional interest accrues during the payment period.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note dated June 27, 2008 issued by Overland Storage, Inc. to Adaptec, Inc.

10.2	Amendment No. 1 to Promissory Note entered into as of May 20, 2009 between Overland Storage, Inc. and Adaptec, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: May 22, 2009	By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Chief Financial Officer